CONFIDENTIAL MVB Bank & MVB Financial Corp INSIDER TRADING POLICY

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 2 of 16 [-CONFIDENTIAL-] DOCUMENT CONTROL ID POL-HR-064 Version # 3.0 Title Insider Trading Policy Classification Confidential Owner Director, Total Rewards Department Human Resources Distribution All MVB employees Approver HR & Compensation Committee (HRCC) Approval Date 2025-09-30 Approver MVB Bank & MVB Financial Corp Board Approval Date 2025-11-18 Effective Date 2025-11-18 Review Frequency Annual Prohibition on Disclosure of Confidential Information This Policy is considered confidential and proprietary information of the Company (i.e., the Bank). Unless specifically authorized in writing by the Company’s Chief Risk Officer or by written Company policies, any disclosure, copying, distribution, or use of this Policy to any person who is not an employee of the Company is strictly prohibited. Any questions regarding permitted uses and disclosures of this Policy should be directed to the Company’s Chief Risk Officer.

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 3 of 16 [-CONFIDENTIAL-] CONTENTS Document Control ................................................................................................................................................... 2 Contents ................................................................................................................................................................... 3 1 Overview ........................................................................................................................................................... 4 1.1 Objective ........................................................................................................................................................... 4 1.2 Scope ................................................................................................................................................................. 4 2 Roles and Responsibilities............................................................................................................................... 5 2.1 Overview ........................................................................................................................................................... 5 2.2 Board of Directors ........................................................................................................................................... 5 2.3 Human Resources and Compensation Committee .................................................................................... 5 2.4 Specific Officers, Managers, etc. .................................................................................................................... 5 2.5 Audit .................................................................................................................................................................. 5 3 Policy Elements ................................................................................................................................................ 6 3.1 General Policy .................................................................................................................................................. 6 4 Policy Maintenance ........................................................................................................................................ 14 4.1 Approval Authority ....................................................................................................................................... 14 4.2 Review Frequency ......................................................................................................................................... 15 5 Monitoring and Reporting ........................................................................................................................... 15 6 Associated Documents & References .......................................................................................................... 15 6.1 Links ............................................................................................................................................................... 15 6.2 Applicable Laws and Regulations ............................................................................................................... 15 7 Appendix ......................................................................................................................................................... 15 7.1 Exhibit A ......................................................................................................................................................... 15 8 Version Control ............................................................................................................................................... 16

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 4 of 16 [-CONFIDENTIAL-] 1 OVERVIEW 1.1 Objective MVB Financial Corp. (the “Company”) is a public company, the common stock of which is quoted on the Nasdaq Capital Market and registered under the Securities and Exchange Act of 1934, as amended. This Insider Trading Policy (the “Policy”) provides standards and rules for designated employees, officers, and directors of the “Company” with respect to investment in the Company’s stock and the handling of confidential information about the Company and the companies with which the Company does business. The Company’s Board of Directors (the “Board”) has adopted this Policy to promote compliance with federal and state securities laws that prohibit certain persons who are aware of Material Nonpublic Information (as defined below) about a company from: (i) trading in securities of that company; or (ii) providing Material Nonpublic Information to other persons who may trade on the basis of that information. The Policy also relates to the trading of securities in an entity in which the Company is engaged in a merger or acquisition discussion or agreement, and entities in which the Company has or is in the process of making an investment. As a director, officer, or employee of a public company, you have the responsibility not to participate in the market for the Company’s stock while in possession of material, nonpublic information about the Company. Each director, officer, and designated employee will be required to confirm, on commencement of employment or association and annually thereafter, that he or she has read and understood this Policy, and has complied with and will comply with this Policy. Please read this Policy carefully and retain it for your future reference. 1.2 Scope The requirements, provisions and confines of this Policy apply to the Company and MVB Bank, as well as its employees, affiliates, and subsidiaries. This Policy applies to all transactions in the Company’s securities, including common stock, options for common stock and any other securities the Company may issue from time to time, such as preferred stock, warrants, and convertible debentures, as well as to derivative securities relating to the Company’s stock, whether or not issued by the Company, such as exchange-traded options. This Policy applies to all officers of the Company, all members of the Board, and all designated employees of, and consultants and contractors to, the Company and its subsidiaries. This group of people, their immediate family members, household members, and Controlled Entities (as defined below) of each of the foregoing, are sometimes referred to in this Policy as “Covered Persons.” MVB defines "immediate family member" as the Team Member's spouse/domestic partner, parent, grandparent, child, grandchild, sibling, the Team Member's spouse's/domestic partner’s parent, grandparent, child, grandchild or sibling, anyone who can be claimed as a dependent on the Team Member’s tax return, anyone who resided within the same dwelling as the Team Member at the time of death, or any other significant relationship to the Team Member as determined by the impacted Team Member’s supervisor and Human Resources. This Policy also applies to any entities that you influence or control, including any corporations, partnerships, or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account.

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 5 of 16 [-CONFIDENTIAL-] You are responsible for the compliance with this Policy by your family and household members and must report their personal securities transactions as if such transactions were for your own account. 2 ROLES AND RESPONSIBILITIES 2.1 Overview MVB maintains a policy governance structure that consists of clearly defined roles and responsibilities to ensure policy creation, review, approval authorities and ongoing monitoring and maintenance. 2.2 Board of Directors Function is responsible for: • Review and approve this Policy • Always strive to make the broadest statements possible that provide sufficient direction and clarity. • Review and act, as appropriate. • Establish expectations that Bank management conduct appropriate oversight of its affiliated and unaffiliated third parties. 2.3 Human Resources and Compensation Committee Function is responsible for: • The Committee has been established to help ensure that MVB fulfills its responsibilities effectively by: • Attend to all Human Resources issues that come before the Board. • Review, recommend and evaluate periodically, as appropriate, compensation plans, policies and programs provided to executive officers as well as benefit plans provided to MVB’s executive officers. 2.4 Specific Officers, Managers, etc. • CFO, MVB Financial Corp. 2.5 Audit • Internal audit will review the function at least annually.

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 6 of 16 [-CONFIDENTIAL-] 3 POLICY ELEMENTS 3.1 General Policy Administration of the Policy Unless otherwise designated by the Board or the Chief Executive Officer, the Chief Financial Officer shall serve as the “Insider Trading Compliance Officer” for the purposes of this Policy, and in his or her absence, another employee designated by the Insider Trading Compliance Officer, Chief Administrative Officer, shall be responsible for administration of this Policy. All determinations and interpretations by the Insider Trading Compliance Officer shall be final and not subject to further review. SPECIFIC POLICIES 1. Trading on Material Nonpublic Information. No Covered Person shall engage in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing on the date that he or she possesses Material Nonpublic Information concerning the Company and ending at the close of business on the second Trading Day (as defined below) following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material. Restricted trading includes transfers in any employee 401(k) or profit-sharing account, both out of Company stock or from other investments into Company stock, and other restricted transactions set forth herein. As used herein, the term “Trading Day” means a day on which national stock exchanges and NASDAQ are open for trading. 2. Tipping. No Covered Person shall disclose (“tip”) Material Nonpublic Information to any other person (including immediate family members) except to Company personnel who have a work- related need to know such information, nor shall such Covered Person make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the Company’s securities. Even if you are not in possession of Material Nonpublic Information, do not recommend to any other person that they buy or sell securities of the Company. (Remember that “tipping” Material Nonpublic Information is always prohibited, and that your recommendation could be imputed to the Company and may be misleading if you do not have all relevant information). If a Covered Person receives inquiries about the Company from securities analysts, reporters, or others, decline comment and direct them to the Insider Trading Compliance Officer. Do not discuss Material Nonpublic Information where it may be overheard, such as in restaurants, elevators, restrooms, and other public places. Remember that cellular phone conversations are often overheard, and that voice mail and email messages may be retrieved by persons other than their intended recipients. 3. Confidentiality of Nonpublic Information. Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden. Keep all memoranda, correspondence and other documents that reflect nonpublic information in a secure place so that they cannot be seen by third persons.

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 7 of 16 [-CONFIDENTIAL-] 4. Blackout Periods. All members of the Board, any officer of the Company subject to Section 16 of the Exchange Act (as defined below) and certain other individuals may be designated by the Insider Trading Compliance Officer from time to time along with their immediate family members, household members, and Controlled Entities (together, the “Insiders”). Insiders are prohibited from trading in Company equity securities during any period of three or more consecutive days during which at least 50% of the participants or beneficiaries in an individual account, retirement plan of the Company or its subsidiaries are unable to purchase, sell, or otherwise acquire or transfer an interest in the equity of the Company held in such plan due to a temporary suspension by the Company or a fiduciary (a “Blackout Period”). Individual account plans include, without limitation, defined contribution plans such as broad-based tax-qualified 401(k) plans and profit- sharing plans, stock bonus plans, and certain non-qualified deferred compensation arrangements. There are limited exceptions to this rule, and Insiders should consult with the Company’s Insider Trading Compliance Officer prior to attempting a stock transaction during the above-described Blackout Period. 5. 10b5-1 Programs. Pursuant to SEC Rule 10b5-1, Insiders may establish written programs which permit (i) automatic trading of the Company’s stock through a third-party broker or (ii) trading of the Company’s stock by an independent person (e.g., an investment banker) who is not aware of Material Nonpublic Information at the time of a trade. All programs shall be subject to the restrictions and limitations set forth in Exhibit A, attached hereto, which shall be updated from time to time by the Company to conform with any changes to SEC Rule 10b5-1 or the practices thereunder. Once a program is implemented in accordance with this section 5 and such Exhibit A, trades pursuant to such program may occur even at a time outside of the Company’s trading window or when the person on whose behalf such trade is made is aware of Material Nonpublic Information. Each program (or the form of program established by an investment bank or other third party) must be reviewed and approved by the Company’s Insider Trading Compliance Officer prior to entry into a Rule 10b5-1 program, to confirm compliance with this Policy and applicable securities laws. POTENTIAL CRIMINAL AND CIVIL LIABILITY AND/OR DISCIPLINARY ACTION 1. Liability for Insider Trading. Federal securities laws prohibit the trading of securities while in possession of Material Nonpublic Information. Covered Persons may be subject to criminal penalties of up to 20 years imprisonment and criminal fines up to $5,000,000 for individuals ($25,000,000 for entities) for engaging in transactions in the Company’s securities at a time when they have knowledge of Material Nonpublic Information regarding the Company. Civil penalties can include up to three times the profit gained, or loss avoided, with additional caps for controlling persons up to $2,626,135. General securities law violations can result in civil penalties ranging from $11,823 to $1,182,251 depending on the nature of the violation and whether the violator is an individual or entity. Insider trading violations are pursued vigorously by the Securities and Exchange Commission (“SEC”), U.S. Attorneys, Department of Justice and state enforcement authorities. Cases have been successfully prosecuted against trading by family members and friends and trading involving only a small number of shares.

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 8 of 16 [-CONFIDENTIAL-] 2. Liability for Tipping. Covered Persons may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed Material Nonpublic Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The SEC has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading. 3. Possible Disciplinary Actions. Covered Persons who violate this Policy shall also be subject to disciplinary action by the Company, which may include termination of employment, directorship, or other business relationships. In addition, all violations of criminal law applicable to our business may be reported to appropriate authorities for prosecution. TRADING RULES AND POLICY 1. Recommended Trading Window. To ensure compliance with this Policy and applicable U.S. federal and state securities laws, the Company strongly recommends that all Covered Persons refrain from conducting transactions involving the purchase or sale of the Company’s securities other than during the following period (the “Trading Window”). As described in “—Pre-Clearance of Trades” below, Insiders are prohibited from trading in the Company’s securities except in a Trading Window. Trading Window: The period in any fiscal quarter commencing at the close of business two (2) full Trading Days following the date of public disclosure of the financial results for the prior fiscal quarter or year and ending the later of thirty days or two weeks prior to quarter end. The safest period for trading in the Company’s securities, assuming the absence of Material Nonpublic Information, is generally the first ten days of the Trading Window. Periods other than the Trading Window are more highly sensitive for transactions in the Company’s stock from the perspective of compliance with applicable securities laws. This is since Covered Persons are, as any quarter progresses, increasingly likely to possess Material Nonpublic Information about the expected financial results for the quarter. The purpose behind the recommended Trading Window is to help establish a diligent effort to avoid any improper transaction. A Covered Person (other than an Insider subject to the pre- clearance requirement described below) may choose not to follow this suggestion, but he or she should be particularly careful with respect to trading outside the Trading Window, because the Covered Person may, at such time, have access to (or later be deemed to have had access to) Material Nonpublic Information regarding, among other things, the Company’s anticipated financial performance for the quarter or year. It should be noted that even during the Trading Window any person possessing Material Nonpublic Information concerning the Company shall not engage in any transactions in the Company’s securities until such information has been known publicly for at least two Trading Days. Although the Company may from time to time recommend during a Trading Window that Insiders suspend trading because of

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 9 of 16 [-CONFIDENTIAL-] developments known to the Company and not yet disclosed to the public, each person is individually responsible at all times for compliance with the prohibitions against insider trading. Trading in the Company's securities during the Trading Window should not be considered a “safe harbor,” and all directors, officers and other persons should always use good judgment. 2. Preclearance of Trades. The Company has determined that all Insiders shall refrain from trading in the Company’s securities, or related securities such as options, except during the Trading Window. Furthermore, even during a Trading Window such persons must first comply with the Company's written “pre-clearance” process. Each Insider shall contact the Company’s Insider Trading Compliance Officer prior to commencing any trade in the Company’s securities and receive pre-clearance. To obtain pre-clearance, the individual seeking to trade must deliver to the Insider Trading Compliance Officer a written request for approval in substantially the form attached hereto as Form A prior to initiating the transaction in question. Requests may be delivered by hand, fax, or email. Requests may be delivered by hand, fax, or email. The requestor should also indicate whether he or she has affected any non-exempt “opposite-way” transactions within the past six months and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. The Insider Trading Compliance Officer will inform the applicant as promptly as possible if an authorization is refused under the pre- clearance procedure. The Insider Trading Compliance Officer will complete a pre-clearance checklist in the form attached as Form B hereto and if the trade is approved, will give written permission for the trade. The written permission will expire at the start of a blackout period communicated by the Chief Compliance Officer following the date of written permission (but may be revoked by the Insider Trading Compliance Officer at any time). Accordingly, individuals should not request permission to trade unless there is an intention to execute the trade immediately. The completion of any pre-clear trade must be reported to the Insider Trading Compliance Officer immediately upon completion of the transaction. Pre-clearance will not be required for acquisitions made with new contributions in a 401(k) plan provided that the investment election was pre-cleared and made during a Trading Window; preclearance continues to be required in the 401(k) or profit-sharing accounts for any discretionary transfers out of Company stock or from other investments into Company stock. The definition of Insiders may be revised at any time, as appropriate, by the Insider Trading Compliance Officer. The Company may also find it necessary, from time to time, to require compliance with the pre-clearance process from certain employees, consultants, and contractors other than and in addition to Insiders. The Insider Trading Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If a person seeks pre- clearance and is denied permission to engage in the transaction, then he or she should refrain from initiating such transaction and should not inform any other person of the restriction.

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 10 of 16 [-CONFIDENTIAL-] 3. Individual Responsibility. Every Covered Person has the individual responsibility to comply with this Policy, regardless of whether the Company has recommended a trading window to that Covered Person. Notwithstanding the obligations imposed by this Policy, each Covered Person must exercise appropriate judgment in connection with any trade in the Company’s securities. A Covered Person may, from time to time, have to forego a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Covered Person believes he or she may suffer an economic loss or forego an anticipated profit by waiting. APPLICABILITY OF POLICY TO INSIDE INFORMATION REGARDING OTHER COMPANIES This Policy and the guidelines described herein also apply to Material Nonpublic Information relating to other companies, including the Company’s customers, vendors, or suppliers (“business partners”), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. Civil and criminal penalties, and termination of employment, may result from trading on inside information regarding the Company’s business partners. All employees shall treat Material Nonpublic Information about the Company’s business partners with the same care required with respect to information related directly to the Company. DEFINITION OF MATERIAL NONPUBLIC INFORMATION It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of the Company’s securities. Either positive or negative information may be material, and any information that could be expected to affect the Company’s stock price should be considered material. While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include, but are not limited to: • Financial results; • Projections of future earnings or losses, or other earnings guidance; • Changes to previously announced earnings guidance, or the decision to suspend earnings guidance; • News of a pending or proposed merger, acquisition, or tender offer; • News of the disposition of a subsidiary; • Impending bankruptcy or financial liquidity problems; • Gain or loss of a substantial customer; • New announcements of a significant nature;

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 11 of 16 [-CONFIDENTIAL-] • Significant pricing changes; • New equity or debt offerings; • A pending or proposed acquisition or disposition of a significant asset; • A pending or proposed joint venture; • Significant litigation exposure due to actual or threatened litigation; • Any regulatory developments or any action taken by a regulatory agency targeted at the Company; • Major changes in senior management; • A change in auditors or notification that the auditor’s report may no longer be relied • upon; • A Company restructuring; • A stock repurchase program; • Bank borrowings or other financing transactions out of the ordinary course of business; • Events regarding the Company’s securities (e.g., decision by the Company to buy back its own securities, default on a security, call of securities for redemption, stock split, dividend decision, change in the terms of a security, significant increase or decrease in the amount of outstanding securities, a public or private sale of additional securities, or the imposition of a ban on trading in Company securities or the securities of another company). Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. In order to establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed broadly to the marketplace, such as through a press release or SEC filing, or placement on the Company’s website. By contrast, information would likely not be considered widely disseminated if it is available only to Company employees. CERTAIN EXCEPTIONS This Policy does not apply in the case of the following transactions, except as specifically noted: Stock Option Exercises. For purposes of this Policy, the Company considers that the exercise of stock options for cash under the Company’s stock option plans, the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements or the purchase of shares under any Company employee stock purchase plan (but not the sale of any such shares) is exempt from this Policy, because the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the option agreement or the plan. This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 12 of 16 [-CONFIDENTIAL-] other market sale for the purpose of generating the cash needed to pay the exercise price of an option or any sale of stock to satisfy tax withholding obligations, in each case by you or on your behalf. Restricted Stock Awards. This Policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The Policy does apply, however, to any market sale of restricted stock by you or on your behalf. 401(k) Plan. This Policy does not apply to purchases of Company securities in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This Policy does apply, however, to certain elections you may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to Company stock; (b) an election to make an intra- plan transfer of an existing account balance into or out of the Company stock; (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance; and (d) an election to pre-pay a plan loan if the pre- payment will result in allocation of loan proceeds to the Company stock fund. Other Similar Transactions. Any other purchase of the Company’s securities from the Company or sales of the Company’s securities to the Company are not subject to this Policy. Gifts. Bona fide gifts are not transactions subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the Company securities while the Covered Person is aware of material nonpublic information, or the person making the gift is an Insider and the sales by the recipient of the Company securities occur outside of the Trading Window. SPECIAL AND PROHIBITED TRANSACTIONS The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. It therefore is the Company’s policy that any persons covered by this Policy may not engage in any of the following transactions, or should otherwise consider the Company’s preferences as described below: Short-Term Trading. Short-term trading of Company securities may be distracting to the person and may unduly focus the person on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. For these reasons, any director, officer, or other designated employee of the Company who purchases Company securities in the open market may not sell any Company securities of the same class during the six months following the purchase (or vice versa). Short Sales. Short sales of Company securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company securities are prohibited. In addition, Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prohibits officers and directors from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”)

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 13 of 16 [-CONFIDENTIAL-] Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, Covered Persons are prohibited from engaging in any such transactions. Margin Accounts and Pledged Securities. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Covered Persons may hold MVB Financial Corp. securities in a margin account or pledging MVB Financial Corp. securities as collateral for a loan by first submitting a request for approval to the Chief Financial Officer and the Human Resources and Compensation Committee of the Board of Directors of at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. Covered persons may not pledge any more than 50% of beneficial ownership. The loan must have a loan to value based on commercially reasonable terms. The pledgor must receive written authorization from CFO and the Human Resources and Compensation Committee prior to executing the transaction. The Human Resources and Compensation Committee will review a listing of any pledged shares annually as of September 30. Covered Persons who were part of MVB Financial Corp. on or before December 31, 2020, are considered grandfathered in terms of these conditions. (Pledges of Company securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”) Standing and Limit Orders. Standing and limit orders, which extend more than one day, (except standing and limit orders under approved Rule 10b5-1 Programs, as described above) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a Covered Person is in possession of Material Nonpublic Information. The Company therefore discourages placing standing or limit orders on Company securities If a Covered Person determines that he or she must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with any applicable restrictions and procedures outlined above under the heading “Preclearance of Trades.” EVENT-SPECIFIC TRADING RESTRICTION PERIODS From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and/or employees. So long as the event remains material and nonpublic, the persons designated by the Insider Trading Compliance Officer may not trade Company securities. In that situation, the Insider Trading Compliance Officer may notify these persons that they should not trade in the Company’s securities, without disclosing the reason for the restriction. The existence of an event-specific trading restriction period will not be announced to the Company as a whole unless the Insider Trading Compliance Officer determines that all Covered Persons should be subject to the restriction and should not be communicated to any other person. Even if the Insider Trading Compliance Officer has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of Material Nonpublic Information.

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 14 of 16 [-CONFIDENTIAL-] ADDITIONAL INFORMATION - DIRECTORS AND OFFICERS Directors and officers of the Company must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that officers and directors who purchase and sell the Company’s securities within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of an option or restricted stock under the Company’s equity compensation plans, nor the exercise of such options, is deemed a purchase under Section 16; however, the sale of any such shares is a sale under Section 16. Moreover, as set forth above, no officer or director shall ever make a short sale of the Company’s stock. In order to ensure compliance with Section 16 and its related rules, directors and officers of the Company are required to pre-clear any planned stock transaction with the Company’s Insider Trading Compliance Officer. Purchases and sales of securities must also comply with all other applicable laws, which may include Section 5 of the Securities Act of 1933, as amended, and Rule 144 thereunder, and SEC Regulation M. POST-TERMINATION TRANSACTIONS This Policy continues to apply to transactions in Company securities even after termination of service to the Company. If an individual is in possession of Material Nonpublic Information when his or her service or relationship with the Company terminates, that individual may not trade in Company securities until that information has become public or is no longer material per SEC guidelines. INQUIRIES Please direct your questions as to any of the matters discussed in this Policy to the Company’s Insider Trading Compliance Officer. 4 POLICY MAINTENANCE All employees must adhere to the policy maintenance activities detailed in section 4.0 of the Document Governance Program Policy. This includes but is not limited to policy breach and escalations, change management, exceptions, retirement, ownership, approval authorities, review frequencies, and audit activities. 4.1 Approval Authority The following have approval authority for this policy: Committee(s) Committees are responsible for performing a full review of all new policies and any changes or updates to existing policies by which approval indicates recommendation of adoption by the board for review and approval during the following meeting cycle as applicable. Board Level Committee – HR & Compensation Committee (HRCC) Board

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 15 of 16 [-CONFIDENTIAL-] The Board of Directors maintains ultimate responsibility and authority to approve all MVB Policy documents. Board – MVB Bank and MVB Financial Corp 4.2 Review Frequency This policy must be reviewed, updated and approved as necessary and in accordance with the frequency and guidelines established within the Document Governance Program Policy and Review Schedule. • This policy constitutes a Key policy as outlined within the Document Governance Program Policy requiring annual review and full approval by the Board of Directors. 5 MONITORING AND REPORTING Quarterly eligibility review. 6 ASSOCIATED DOCUMENTS & REFERENCES 6.1 Links Form A Form B 6.2 Applicable Laws and Regulations Securities Exchange Act of 1934 Securities Act of 1933 Sarbanes-Oxley Act of 2002 7 APPENDIX 7.1 Exhibit A Trading programs (each, a “Program”) established pursuant to Paragraph 5 of the Specific Policies section of the Company’s Insider Trading Policy (the “Policy”) must satisfy the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”). To satisfy Rule 10b5-1, the person trading securities under the Program (the “Trading Person”) must not exercise any influence over the number of securities to be traded, the price at which they are to be traded or the date of the trade after the Plan is established. The Program must either specify the amount, pricing, and timing of transactions in advance or delegate discretion on these matters to an independent third party. A Program must be established at a time when the Trading Person is not aware of any Material Nonpublic Information (as defined in the Policy).

© MVB Bank Bank Bank INSIDER TRADING POLICY Page 16 of 16 [-CONFIDENTIAL-] In addition to the requirements of Rule 10b5-1, each Programs shall be subject to the following restrictions: (a) the Trading Person cannot engage in any separate transaction (e.g., a hedging transaction) which directly or indirectly alters or offsets an authorized transaction made under the Program, (b) the Program must allow for the cancellation of a transaction and/or suspension of the Program upon notice and request by the Company to the extent the Program or any proposed trade (i) fails to comply with applicable law (e.g., by exceeding the number of shares which the Trading Person may sell under Rule 144 in a rolling three month period), or (ii) would create material adverse consequences for the Company (e.g., due to the imposition of lock-up agreements on the Company officers), (c) once a Program is adopted, it cannot be changed or deviated from (as opposed to terminated), except (i) with notice to the Company's Insider Trading Compliance Officer and (ii) at a time when the Trading Person is permitted to trade in the Company’s stock under this Policy (i.e., during the trading window when the Trading Person is not otherwise blocked from trading and when the Trading Person is not aware of Material Nonpublic Information), (d) the Program must be entered into in good faith and not as part of a plan or scheme to evade the prohibitions of the securities laws (including, without limitation, Rule 10b5-1), and (e) no transactions can occur under a Program until at least 30 days have passed since the Program’s adoption (following approval of the Program by the Insider Trading Compliance Officer). The Company may immediately terminate any Program that it determines was put in place either (i) not in good faith or (ii) as part of a plan or scheme to evade the prohibitions of the securities laws. The key terms of the Company policy set forth herein and in Section 5 of the Policy, and Programs established pursuant to it (and trades made pursuant thereto) may be disclosed to the public through a press release, by placement on the Company’s website or through other means to be determined by the Company in its discretion. The Company shall not have any liability to any Trading Person as a result of the establishment of a Program, any Company disclosure with respect thereto, or any cancellation or transactions and/or suspension of a Program as discussed above. 8 VERSION CONTROL Version # Revision Author Revision Date Revision Summary Approving Authority Approval Date Approving Authority Approval Date Effective Date 1.0 Don Robinson - Annual Update HRCC 1/23/2023 Board - - 2.0 Don Robinson 1/29/2024 Annual Update/Attestation HRCC - Board - - 3.0 Michael Sumbs 09/30/2025 Annual Update HRCC 9/30/2025 MVB Bank & MVBF Board 11/18/2025 11/18/2025